UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2015

NRG YIELD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On January 2, 2015, NRG Yield Operating LLC (the “Purchaser”), a subsidiary of NRG Yield, Inc. (“NRG Yield”), completed its previously announced acquisition of (i) 100% of the membership interests of Mission Wind Laredo, LLC, which indirectly owns Laredo Ridge, a 81 MW wind facility located in Petersburg, Nebraska (“Laredo Ridge”), from NRG Wind LLC (“NRG Wind”), (ii) 100% of the membership interests of Tapestry Wind LLC, which indirectly owns three wind facilities totaling 204 MW, including Buffalo Bear, a 19 MW wind facility in Oklahoma, Taloga, a 130 MW wind facility in Oklahoma, and Pinnacle, a 55 MW wind facility in West Virginia (Pinnacle, together with Buffalo Bear and Taloga, “Tapestry”), from NRG Wind, and (iii) 100% of the membership interests of WCEP Holdings, LLC, which indirectly owns Walnut Creek, a 500 MW natural gas facility located in City of Industry, California (“Walnut Creek”, together with Laredo Ridge and Tapestry, the “Drop-Down Assets”), from NRG Arroyo Nogales LLC (“NRG Arroyo Nogales” and, together with NRG Wind, the “Sellers”) (collectively, the “Drop-Down Transactions”), pursuant to those certain purchase and sale agreements (collectively, the “Purchase and Sale Agreements”) with the Sellers, each of which are wholly-owned subsidiaries of NRG Energy, Inc. (“NRG Energy”).

In exchange for the Drop-Down Assets, the Purchaser paid a total purchase price of $480 million in total cash consideration, excluding adjustments for working capital, plus assumed project debt of $737 million.  The total purchase price is subject to an adjustment for working capital.  The cash purchase price was funded with cash on hand and drawings under the Purchaser’s revolving credit facility.

The foregoing description of the Purchase and Sale Agreements is not complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreements, copies of which are filed as Exhibits 2.1 and 2.2 to NRG Yield’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2014 and are incorporated herein by reference.

The terms of the Drop-Down Transactions were unanimously approved by the independent members of the board of directors of NRG Yield, which retained independent legal and financial advisors to assist in evaluating and negotiating the Drop-Down Transactions. In approving the Drop-Down Transactions, the independent members of the board of directors of NRG Yield based their decisions in part on an opinion from their independent financial advisor.

NRG Energy owns 55.3% of the combined voting power of NRG Yield’s Class A and Class B common stock. In addition, NRG Yield depends on management and administration services provided by or under the direction of NRG Energy under NRG Yield’s Management Services Agreement.

On January 5, 2015, NRG Yield issued a press release announcing the completion of the Drop-Down Transactions.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)                                 Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)                                 Exhibits.

The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.

By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

Dated: January 6, 2015

EXHIBIT INDEX

Exhibit No.	Document

10.1

Purchase and Sale Agreement, dated as of November 4, 2014, by and between NRG Wind LLC and NRG Yield Operating LLC (incorporated herein by reference to Exhibit 2.1 to NRG Yield, Inc.’s Current Report on Form 8-K filed on November 7, 2014)

10.2

Purchase and Sale Agreement, dated as of November 4, 2014, by and between NRG Arroyo Nogales LLC and NRG Yield Operating LLC (incorporated herein by reference to Exhibit 2.2 to NRG Yield, Inc.’s Current Report on Form 8-K filed on November 7, 2014)

99.1	Press Release, dated January 5, 2015